EXHIBIT 31.2

DIGITAL ALLY, INC.

CERTIFICATIONS

I, Thomas J. Heckman, Chief Financial Officer of Digital Ally, Inc., certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2019 of Digital Ally, Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

By:	/s/ Thomas J. Heckman
THOMAS J. HECKMAN
Chief Financial Officer